                                                                   Exhibit 16(i)

                                                        [LOGO] GE

                                                                    Guide to
                                                                    Our Policies

[GRAPHIC]

                                                                   February 2004

Statement of Integrity

                                                                    January 2002

                                 [GRAPHIC]

     For well over a century, GE people have created an asset of incalculable value - the company's worldwide reputation for integrity and high standards of business conduct. We are justifiably proud that GE is a company of great and strong values.

     The company and the world in which we operate continue to change with dynamic speed. Despite all the change, one thing is constant: integrity remains our core value. GE's quest for competitive excellence begins and ends with our commitment to lawful and ethical conduct.

     As in the past, I ask each person in the GE community to make a personal commitment to follow our Code of Conduct. Guiding us in upholding our ethical commitment is a set of GE policies on key integrity issues. All GE employees must comply not only with the letter of these policies but also their spirit.

     If you have a question or concern about what is proper conduct for you or anyone else, promptly raise the issue with your manager, a GE ombudsperson or through one of the many other channels the company makes available to you. Nothing - not "making the numbers," competitiveness or direct orders from a superior - should ever compromise our commitment to integrity.

     GE leaders have the additional responsibility of fostering a culture in which compliance with GE policy and applicable law is at the core of our business activities. Concerns about appropriate conduct must be promptly addressed with care and respect.

     We are all privileged to work for one of the best companies in the world. It is now the responsibility of our generation to preserve and strengthen for those who will follow us what has been GE's foundation for success for more than 100 years - the GE commitment to total, unyielding integrity.


     /s/ Jeffry R. Immelt
     ---------------------------------
     Jeffry R. Immelt
     Chairman of the Board
     & Chief Executive Officer

Contents

Contents                                                                       1

How to Use This Guide                                                          2

GE Code of Conduct                                                             3

Introduction                                                                   4
   Who must follow GE policies
   Which law applies
   Employee responsibilities
   Leadership responsibilities
   Penalties for violations
   Your personal commitment
   Business policies and procedures

When You Have an Integrity Concern                                             8
   How to raise an integrity concern
   What happens when a concern is raised

Company Policies
   Working with Customers & Suppliers                                          9
   Improper Payments (Policy 20.4)                                            10
   International Trade Controls (Policy 20.9)                                 12
   Money Laundering Prevention                                                14
   Privacy                                                                    16
   Supplier Relationships (Policy 30.13)                                      17
   Government Business                                                        18
   Working with Governments (Policy 20.10)                                    19
   Competing Globally                                                         20
   Complying with the Competition Laws (Policy 20.5)                          21
   In the GE Community                                                        22
   Environment, Health & Safety (Policy 20.3)                                 23
   Fair Employment Practices (Policy 20.2)                                    24
   Protecting GE Assets                                                       25
   Conflicts of Interest (Policy 30.5)                                        26
   Controllership (Policy 30.7)                                               27
   Insider Trading or Dealing & Stock Tipping (Policy 20.13)                  28
   Intellectual Property                                                      29

Subject Index                                                                 31

Integrity Website Address                                             back cover

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                       Integrity - The Spirit & the Letter of Our Commitment   1

How to Use This Guide

GE has long reinforced its commitment to integrity with written policies concerning key risk areas. This booklet provides you with an introduction to those policies. It is an essential tool that equips you to identify risk areas that you may come across in your job and to learn what to do whenever you have a question or concern about an integrity policy.

How This Book Is Organized

1. Read the letter from the Chairman called the Statement of Integrity and the GE Code of Conduct to learn about the importance of GE's commitment to integrity and the fundamental ethical principles underlying our polices.

2. Read the Introduction, which explains the responsibilities that all employees have for complying with the company's policies and for raising concerns about possible violations of law or policy.

3. Read the summaries of the GE integrity policies. For each policy you will find a "policy overview," "core requirements," and examples of "what to watch out for."

4. For each policy that relates to your job, be sure to read the complete and latest text of the policy, found on the GE Integrity Website (integrity.ge.com). Talk to your manager to understand how the policies apply to your job. If you do not have Web access, you can obtain a printed copy of any policy from your manager or, if you prefer, from a company legal counsel, human resources manager, GE ombudsperson or other compliance specialist.

What's New

A new format

     This is the second revision of the GE policy guide, Integrity: The Spirit & the Letter of Our Commitment, since its publication in 1993.

     It answers suggestions from employees around the world for a brief, easy-to-use summary of our policies. Employees also wanted to use the Internet to help them understand current policies and keep up-to-date on revisions prompted by changes in business conditions, risk areas and the law.

     In response, this overview guide provides an introduction to the responsibilities of all employees along with an overview of each policy. The GE Integrity Website contains the full text of the company policies, translated into multiple languages. The Website is linked to other compliance information, and has a search engine to help you find the information you need quickly and precisely.

New content

     . New policies cover areas of increased concern - money laundering prevention, privacy and intellectual property.

     . Revisions to policies reflect greater emphasis on the laws of all the countries where we do business, as well as changes in laws and risk areas.

     . Names of policies have been changed as needed to conform to terminology more widely used worldwide.

A word about the numbers

     In this edition of The Spirit & the Letter, we are de-emphasizing the numbers that were previously associated with each policy. For the benefit of our employees who have associated numbers with policies, the numbers still appear, in parentheses, following the titles.

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                                    Important

   This guide and the policies described in it are not an employment contract. GE does not create any contractual rights by issuing the guide or the policies.

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2   Integrity - The Spirit & the Letter of Our Commitment

                          [GRAPHIC] GE Code of Conduct

     . Obey the applicable laws and regulations governing our business conduct worldwide.

     . Be honest, fair and trustworthy in all your GE activities and relationships.

     .    Avoid all conflicts of interest between work and personal affairs.

     . Foster an atmosphere in which fair employment practices extend to every member of the diverse GE community.

     .    Strive to create a safe workplace and to protect the environment.

     . Through leadership at all levels, sustain a culture where ethical conduct is recognized, valued and exemplified by all employees.

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                       Integrity - The Spirit & the Letter of Our Commitment   3

Introduction

GE has issued one set of policies to implement its Code of Conduct and to help GE employees around the world take a consistent approach to key integrity issues. This booklet contains basic information about each of our policies. The underlying responsibilities of all employees and leaders, penalties for violations and how to handle an integrity concern are described in this introduction.

Who must follow GE policies

GE directors, officers and employees

     GE policies apply to all directors, officers, and employees of the company throughout the world.

Subsidiaries and other controlled affiliates

     Subsidiaries and other controlled affiliates throughout the world must adopt and follow corresponding policies. A controlled affiliate is a subsidiary or other entity in which GE owns, directly or indirectly, more than 50 percent of the voting rights, or in which the power to control the entity is possessed by or on behalf of GE.

Non-controlled affiliates

     Employees serving as directors (or in equivalent positions) of non-controlled affiliates should, to the extent possible, encourage such affiliates to adopt and follow corresponding policies.

Third parties

     All GE businesses must require that others representing GE - such as consultants, agents, sales representatives, distributors and independent contractors - agree to follow applicable GE policies.

     Leaders and employees must:

     . Identify those persons and companies outside GE whose activities on behalf of GE may involve issues covered by GE policies.

     . Require those persons and companies to agree to comply with relevant aspects of GE policies.

     . Provide those persons and companies with appropriate education on the requirements imposed by GE policies.

     . Take necessary action, up to and including terminating a contract with anyone representing GE, after learning that the person failed to honor his or her agreement to abide by GE policies.

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4   Integrity - The Spirit & the Letter of Our Commitment

Introduction

Which law applies

GE conducts business in more than 100 countries around the world. Our employees are citizens of many different countries. As a result, our operations are subject to the laws of many countries, provinces, states, municipalities and organizations such as the European Union.

An important challenge for all of us is to understand how these laws may apply to our operations. GE, the parent company, is a corporation organized in the United States. The laws of the United States frequently extend to the operations of GE and its affiliates throughout the world as well as to the business activities of GE employees wherever they live and work. Other countries may also apply their own laws outside of their borders to their own citizens and to corporations that are organized under their laws, such as GE subsidiaries or other controlled affiliates.

In the policies that follow, the references to the laws of the United States and the other countries where we do business reflect the reality that a global company is regulated by many different laws at the same time. In some instances, there may be a conflict between the applicable laws of two or more countries. When you encounter such a conflict, it is especially important to consult company legal counsel to understand how to resolve that conflict properly.

Employee responsibilities

Each policy identifies specific responsibilities. However, you must also follow these basic obligations common to all policies:

..    Learn the details of policies dealing with your work. No one expects you to know all policies word for word. You should have a basic understanding of issues covered by each policy, and you should have a detailed understanding of policies that apply to your job. Check the GE Integrity Website at integrity.ge.com for the complete and latest text of every GE policy that relates to your work.

..    Seek assistance from your manager, company legal counsel, or other GE resources when you have questions about application of the policies.

..    Promptly raise any concern that you or others may have about possible violations of any GE policy, or about a possible request that you believe might violate a GE policy.

..    Understand the many options you have for raising integrity concerns. You may raise them with a GE manager, or, if you prefer, with a company legal counsel, GE auditor, GE ombudsperson or other GE compliance specialist. Your communication may be written or oral, and it may be anonymous.

..    If you raise an integrity concern and the issue is not resolved, raise it with one of the other contacts listed above.

..    Cooperate in GE investigations into concerns about a GE policy.

--------------------------------------------------------------------------------

  GE prohibits any employee from retaliating or taking adverse action against anyone for raising or helping to resolve an integrity concern.

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                       Integrity - The Spirit & the Letter of Our Commitment   5

Introduction

Leadership responsibilities

The obligations of GE leaders go beyond those required of all employees. Leaders in our company are expected to:

Build and maintain a culture of compliance by:

     . Personally leading compliance efforts through frequent meetings with direct reports and regular monitoring of compliance matters and programs

     . Leading by example, using their own behavior as a model for all employees

     . Making sure that employees understand that business results are never more important than compliance

     .    Encouraging employees to raise their integrity questions and concerns

     . Using employee actions and judgments in promoting and complying with GE policies as considerations when evaluating and rewarding employees

Prevent compliance problems by:

     . Ensuring that compliance risks associated with the business processes under the leader's management are systematically identified

     . Ensuring that policies and procedures, tailored to the particular risk areas faced by a business, are issued and communicated

     . Identifying for each GE policy those employees, controlled affiliates and third parties who represent the company whose activities may involve issues covered by that policy

     . Providing education and legal counseling to ensure that employees, controlled affiliates and, where appropriate, third parties understand the requirements of GE policies and applicable law

Detect compliance problems by:

     . Implementing appropriate control measures in business processes, such as "dashboards" and "scorecards," to detect heightened compliance risks and/or violations

     . Promoting an effective ombudsperson system that permits employees to raise concerns without fear of retaliation

     . Ensuring that periodic compliance reviews are conducted, with the assistance of the Corporate Audit Staff, to assess the effectiveness of the business' compliance measures and to identify ways of improving them

Respond to compliance problems by:

     . Taking prompt corrective action to fix any identified weaknesses in compliance measures

     .    Taking appropriate disciplinary action

     . Consulting with GE legal counsel and making appropriate disclosures to regulators and law enforcement authorities

Regularly, each officer or manager reporting to a business leader (business CEO) must review policy compliance with his or her direct reports and provide the results of those reviews to the business leader. Periodically, the business leader will report on the results of those reviews in meetings to be scheduled by the Corporate Policy Compliance Review Board.

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6   Integrity - The Spirit & the Letter of Our Commitment

Introduction

Penalties for violations

Employees who violate the spirit or letter of GE's policies are subject to disciplinary action up to and including termination of employment. The following are examples of conduct that may result in discipline:

..    Actions that violate a GE policy

..    Requesting others to violate a GE policy

..    Failure to promptly raise a known or suspected violation of a GE policy

..    Failure to cooperate in GE investigations of possible violations of a GE policy

..    Retaliation against another employee for reporting an integrity concern

..    Failure to demonstrate the leadership and diligence needed to ensure compliance with GE policies and applicable law

Violation of a GE policy can also mean breaking the law, subjecting you or the company to criminal penalties (fines or jail sentences) or civil sanctions (damage awards or fines).

Your personal commitment

Periodically, GE asks employees to acknowledge their commitment to the spirit and letter of GE policies with the language printed below. Newly hired employees must sign the acknowledgment, "Your Personal Commitment to Integrity."

Each business has a procedure for distributing and collecting these acknowledgments.

--------------------------------------------------------------------------------

     Your Personal Commitment to Integrity

     I acknowledge that I have received the guide to GE policies, Integrity: The Spirit & the Letter of Our Commitment.

     I understand that every employee is required to comply with the policies described in the guide.

     When I have a concern about a possible violation of GE policy, I will raise the concern with a GE manager, company legal counsel, GE auditor, GE ombudsperson or other GE compliance specialist.


     --------------------------------
     Signature

--------------------------------------------------------------------------------
Business policies and procedures

Your business may issue its own policies and procedures. You must follow those policies and procedures in additon to those described in this guide.

--------------------------------------------------------------------------------

                       FOR THE COMPLETE TEXT OF POLICIES,
                        VISIT THE GE INTEGRITY WEBSITE:

                                integrity.ge.com

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                       Integrity - The Spirit & the Letter of Our Commitment   7

When You Have an Integrity Concern

One of the most important responsibilities each of us has as a GE employee is the obligation to raise a concern about a possible violation of GE policy or the law. Sometimes it may seem difficult to raise such a concern. Some of us may even feel it is a breach of personal ethical standards to do so. If you experience that sense of conflict, it's important to remember the tremendous harm that not raising a concern can cause, including:

..    Serious damage to the health, safety and well-being of yourself, your fellow employees, the company as a whole, our customers and the communities in which we operate

..    The loss of confidence in GE - by customers, share owners, governments and neighbors

..    Huge fines, damage awards and other financial penalties against the company; fines and/or prison sentences for individual employees

Those are the reasons the company requires that employees not sit silently when they have a policy concern. The point of raising a concern is not to get a friend in trouble, but to protect a colleague or neighbor from potential harm.

HOW TO RAISE AN INTEGRITY CONCERN

The company offers you many ways to get answers to your questions about integrity issues and to raise any concern about what might be a violation of GE policy:

Locally Within                                                          GE Corporate
Your Business                                                           Ombudsperson
..    Your supervisor or manager   .    Your business integrity          .    800-227-5003 (U.S.A. only)
..    Your compliance/auditing          helpline - a list of business,   .    8*229-2603
     resource                          country and language integrity   .    (1) 203-373-2603
..    Company legal counsel             helplines can be found at:       .    ombudsperson@corporate.ge.com
..    Next level of management          integrity.ge.com                 .    P.O. Box 911, Fairfield, CT 06430, U.S.A.

..    Generally, your supervisor or manager will be in the best position to resolve the issue quickly.

..    If after raising an integrity concern the issue is not resolved, raise it with one of the other contacts listed above.

..    You can raise your concern orally or in writing, and if you prefer, you can do it anonymously.

     The whole idea is to speak up. Ask questions. Get answers. Bring the concern into the open so that any problems can be resolved quickly and more serious harm prevented.

WHAT HAPPENS WHEN AN INTEGRITY CONCERN IS RAISED

--------------------------------------------------------------------------------
Assign Review          Conduct          Determine        Improve         Provide
     Team           Investigation        Actions        Processes       Feedback
--------------------------------------------------------------------------------

                . Early Identification & Resolution are Critical!

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8   Integrity - The Spirit & the Letter of Our Commitment

                  [GRAPHIC] Working with Customers & Suppliers

     No matter how high the stakes, no matter how great the "stretch," GE will do business only by lawful and ethical means. When working with customers and suppliers in every aspect of our business, we will not compromise our commitment to integrity.

     This section offers a summary of five GE policies that relate to the ways that our company interacts with customers and suppliers:

          .    Improper Payments

          .    International Trade Controls

          .    Money Laundering Prevention

          .    Privacy

          .    Supplier Relationships

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                       Integrity - The Spirit & the Letter of Our Commitment   9

Improper Payments
(Policy 20.4)

POLICY OVERVIEW

GE employees should not offer anything of value to obtain any improper advantage in selling goods and services, conducting financial transactions or representing the company's interests to governmental authorities. This policy sets forth GE's standards of conduct and practices for certain kinds of payments, entertainment and political contributions. GE must not authorize, involve itself in or tolerate any business practice that does not follow this policy.

A violation of this policy can result in severe civil and criminal penalties. All countries prohibit the bribery of their own public officials, and many also prohibit the bribery of officials of other countries.

GE's policy goes beyond these laws and prohibits improper payments in all of our activities, both with governments and in the private sector.

CORE REQUIREMENTS

..    Never give, offer, or authorize the offer, directly or indirectly, of anything of value (such as money, goods or a service) to a customer or government official to obtain any improper advantage. A business courtesy, such as a gift, contribution or entertainment, should never be offered under circumstances that might create the appearance of an impropriety.

     This policy does not prohibit lawful reimbursement for reasonable and bona fide expenditures - for example, travel and living expenses incurred by customers and directly related to the promotion of products or services, or to the execution of a contract.

..    Never give a gratuity or other payment to government officials or employees to expedite a routine administrative action without consulting with the GE National Executive or business legal counsel. If such a "facilitating payment" is made, make sure it is clearly and accurately reflected in financial reports.

..    Never contribute company funds or other company assets for political purposes in the United States without the prior approval of GE's Vice President for Government Relations. Never contribute company funds or other company assets for political purposes outside the United States without the approval of both GE's Vice President for Government Relations and GE's Vice President for International Law and Policy, or by their designee.

..    Require any person or firm who represents GE (such as a consultant, agent, sales representative, distributor or contractor) to comply with this policy and related laws.

..    Exercise due diligence when selecting persons or firms to represent GE.

..    Consult the implementing procedures for this policy, available on the GE
     Integrity Website (integrity.ge.com), which describe in detail the measures that must be taken to comply with this policy.

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10   Integrity - The Spirit & the Letter of Our Commitment

Improper Payments
(Policy 20.4)

WHAT TO WATCH OUT FOR

..    Any person or firm representing GE or being considered to represent GE who:

     .    Has been accused of improper business practices

     .    Has influence on the buying decision and a reputation for bribes

     . Has a family or other relationship that could improperly influence the decision of a customer or government official

     . Approaches you near an award decision and explains that he or she has a "special arrangement" with a government official or the customer

     . Insists on receiving a commission payment before the announcement of the award decision

..    Any person who suggests that a GE bid be made through a specific representative or partner

..    Any request that a commission or other payment be made in a third country or to another name

..    A commission that seems large in relation to the services provided

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                      Integrity - The Spirit & the Letter of Our Commitment   11

International Trade Controls
(Policy 20.9)

POLICY OVERVIEW

Many countries regulate international trade transactions, such as imports, exports and international financial transactions, for a variety of reasons, including national security and foreign policy. In addition, the United States prohibits any cooperation with boycotts against countries friendly to the United States or against firms which may be "blacklisted" by certain groups or countries.

CORE REQUIREMENTS

..    Follow relevant international trade control regulations, including licensing, shipping documentation, import documentation, reporting and record retention requirements of all countries in which you conduct business or in which your business is located. In some cases, these restrictions will apply to international trade in goods, technology, software and services as well as to financial transactions. Learn and follow your business' own procedures regarding international transactions.

..    Learn and understand the extent to which U.S. trade controls apply to transactions conducted by your business, even outside the United States.

..    Make sure all international transactions are screened against all applicable laws and regulations that restrict transactions with certain countries and persons. The principal regulations and lists of restricted parties can be found on the International Law & Policy Website.

..    Do not cooperate with any restrictive trade practice or boycott prohibited or penalized under U.S. or applicable local laws. Make sure you tell your manager about all boycott-related requests, including requests for information.

..    Consult with company legal counsel or your manager in any transaction in which a conflict arises between U.S. law and the law of another country or region, such as the laws blocking certain U.S. restrictions adopted by Canada, Mexico and the members of the European Union.

..    Understand which party to the import transaction bears legal responsibility for the accuracy of import documentation. Where GE bears legal responsibility, establish procedures to monitor and verify the accuracy and completeness of information presented to government authorities by GE or by GE's agents. Where an agent or customer is the responsible party, ensure that GE provides the full and accurate information the other party needs to complete import documents.

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12   Integrity - The Spirit & the Letter of Our Commitment

International Trade Controls
(Policy 20.9)

WHAT TO WATCH OUT FOR

All transactions:

..    Unfamiliar customer without convincing references

..    Unusual transaction or application for this consignee, customer, end use or location

..    Evasive, reluctant or otherwise unsatisfactory answers by a customer to questions about end use, end user, delivery dates or delivery locations

..    Unusually favorable payment terms

..    Lack of concern for normal training and warranty service

..    Freight forwarder listed as ultimate consignee

..    Abnormal packing, marking or routing of goods

..    Unusual security or safety measures

..    Links to the military that seem inappropriate to the stated business or to the transaction

..    Involvement of parties related to countries engaged in the development of biological, chemical or nuclear weapons, or ballistic missiles

..    Transactions involving an embargoed country, a citizen or representative of an embargoed country or an individual or entity subject to government sanction

Imports:

..    An invoice price that does not reflect the full value of the imported goods

..    Any payment to the exporter or benefiting the exporter that is not included in the invoice price or otherwise reported to customs authorities

..    Transfer prices between related parties that fail to cover all costs and profits

..    Inaccurate or incomplete invoice description of the imported goods

..    Inaccurate identification of country of origin of the imported goods

..    Use of an import tariff classification that does not appear to be an accurate description of the imported goods

..    Any time GE is designated as the importer of record in a country that does not have an established GE import process

..    Entry of goods under a preferential duty program (GSP, NAFTA, Lome
     Convention, ASEAN FTA, return of domestically manufactured goods, etc.) without supportive procedures that assure compliance with program requirements

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                      Integrity - The Spirit & the Letter of Our Commitment   13

Money Laundering Prevention

POLICY OVERVIEW

People who are involved in criminal activity (for example, narcotics trafficking, bribery, fraud) may try to "launder" the proceeds of their crimes to hide them or to make those proceeds appear legitimate.

More than 100 countries now have laws against money laundering which prohibit the acceptance or processing of the proceeds of criminal activities.

GE is committed to complying fully with all applicable anti-money laundering laws throughout the world. GE will conduct business only with reputable customers who are involved in legitimate business activities and whose funds are derived from legitimate sources. Each GE business is required to implement a "Know Your Customer" procedure and to take reasonable steps to ensure that the company does not accept forms of payment that have been identified as means of laundering money.

GE's integrity and reputation can be severely damaged by failing to detect those customer relationships and transactions that place us at risk.

CORE REQUIREMENTS

..    Comply with all applicable laws that prohibit money laundering and that require the reporting of cash or other suspicious transactions. Understand how both types of laws apply to your business.

..    Follow your business' "Know Your Customer" procedure. Each business has a due diligence process, tailored to its particular business environment, to obtain enough information and documentation about prospective customers, joint venture partners and affiliates to ensure that they are involved in legitimate business activities and that their funds come from legitimate sources.

..    Follow your business' rules concerning acceptable forms of payment. Learn how to identify the types of payments that have become associated with money laundering activity (for example, multiple money orders or travelers checks, large amounts of cash, or checks on behalf of a customer from an unknown third party) and follow the rules that restrict or prohibit acceptance of them.

..    Learn to identify and carefully watch for warning signs that may indicate money laundering or other illegal activities or violations of GE policies.

..    If you encounter a warning sign, raise your concern with company legal counsel and be sure to resolve your concern promptly before proceeding further with the transaction. Resolution should include management review and should be well documented.

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14   Integrity - The Spirit & the Letter of Our Commitment

Money Laundering Prevention

WHAT TO WATCH OUT FOR

..    A customer, agent or proposed joint venture partner who is reluctant to provide complete information, provides insufficient, false or suspicious information, or is anxious to avoid reporting or record-keeping requirements

..    Payments by use of monetary instruments that are not consistent with the business activities of the client, appear to have no identifiable link to the customer, or have been identified as money laundering mechanisms

..    Requests by a customer, agent or proposed joint venture partner to pay in cash

..    Early repayment of a loan in cash or cash equivalents

..    Orders or purchases that are unusual or inconsistent with the customer's trade or business

..    Unusually complex deal structures, payment patterns that reflect no real business purpose, or unusually favorable payment terms

..    Unusual fund transfers to or from foreign countries unrelated to the transaction

..    Transactions involving locations that have been identified as tax havens or areas of known money laundering activity

..    Structuring of transactions to evade record-keeping or reporting requirements (for example, multiple transactions below the reportable threshold amounts)

..    Wire transfer activity that is not consistent with the business activities of the customer or that originates or terminates with unrelated parties to the transaction

..    Requests to transfer money or return deposits to a third party or to an unknown or unrecognized account

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                      Integrity - The Spirit & the Letter of Our Commitment   15

Privacy

POLICY OVERVIEW

In our increasingly information-based society, individual consumer, medical, financial, and other sensitive personal information must be adequately protected. GE is committed to protecting personal information that we collect from or maintain about individual consumers. Each employee must take care to protect individually identifiable consumer information and other sensitive personal information from inappropriate or unauthorized use or disclosure, and each GE business must implement fair and responsible privacy and information protection procedures and take reasonable steps to ensure compliance with such procedures.

CORE REQUIREMENTS

..    Comply with all applicable privacy and data protection laws, regulations, and treaties.

..    Provide individual consumers, as required by law and by your business'
     privacy policies, with:

     .    notice of relevant privacy practices

     . descriptions of the types of information being collected and the uses to be made of the information

     .    choices regarding certain uses of the information by your business

     .    access to the information for verification and correction

     .    security for the information

..    Learn and follow your business' implementing procedures for privacy and data protection. Pay particular attention to the protection of individual consumer information, medical and financial records, and other sensitive personal information, such as information from or about children.

..    Do not acquire, use, or disclose individual consumer information in ways that are inconsistent with your business' privacy policies or with applicable laws or regulations.

..    If you have access to individual consumer information, use that information only for authorized business purposes.

..    Keep secure your business' records of individual consumer information, including computer-based information.

..    Consult with legal counsel before establishing or updating any system, process, or procedure to collect, use, disclose, or transmit individual consumer information, medical or financial records, or other sensitive personal information.

WHAT TO WATCH OUT FOR

..    Business or marketing plans that involve the inappropriate or unauthorized collection, use, or disclosure of individual consumer information

..    Privacy policies or notices that are inaccurate or out-of-date

..    Disclosures of (or requests to disclose) individual consumer information, particularly sensitive personal information, to unaffiliated third parties who are not properly authorized to receive the information

..    Transfers of individual consumer information to third parties, such as vendors or suppliers, who lack appropriate security safeguards or appropriate restrictions regarding their use of the information

..    Transfers of individual consumer information between countries

..    Inadequate information security controls, such as those that could permit unauthorized access to individual consumer information

--------------------------------------------------------------------------------
16   Integrity - The Spirit & the Letter of Our Commitment

Supplier Relationships
(Policy 30.13)

POLICY OVERVIEW

GE bases its relationships with suppliers on lawful, efficient and fair practices. We also expect our suppliers to adhere to applicable legal requirements in their business relationships, including those with their employees, their local communities and GE. The quality of our supplier relationships often has a direct bearing on the quality of our customer relationships. Likewise, the quality of our suppliers' products and services affects the quality of our own products and services.

CORE REQUIREMENTS

..    Follow government acquisition regulations when purchasing materials and services for use in fulfilling government contracts.

..    Provide a competitive opportunity for suppliers to earn a share of GE's purchasing volume, including small businesses and businesses owned by the disadvantaged, minorities and women.

..    Enlist supplier support in ensuring that GE consistently meets and exceeds customer expectations of quality, cost and delivery.

..    Do business only with suppliers who comply with local and other applicable legal requirements and any additional GE standards relating to labor, environment, health and safety, intellectual property rights and improper payments.

WHAT TO WATCH OUT FOR

..    Selection of suppliers on any basis other than open, competitive bidding

..    Potential conflicts of interest in supplier selection, including the acceptance of gifts or other items of value except in strict compliance with business guidelines

..    Directing business to a supplier owned or managed by a relative or close friend

..    Unsafe conditions in supplier facilities, or workers who appear to be underage or subject to coercion

..    Apparent disregard of environmental standards in supplier facilities

--------------------------------------------------------------------------------
                      Integrity - The Spirit & the Letter of Our Commitment   17

                          [GRAPHIC] Government Business

Most GE businesses today count among their customers at least one governmental body, whether it's a city, state, province, country, international organization or government-funded enterprise. Virtually all GE businesses interact with government officials. We need to understand and follow the many special rules for companies that do business with governments or otherwise interact with them.

The policy summarized in this section describes these rules:

             .    Working with Governments

--------------------------------------------------------------------------------
18   Integrity - The Spirit & the Letter of Our Commitment

Working With Governments
(Policy 20.10)

POLICY OVERVIEW

GE conducts business with many national governments (including government-owned enterprises), and their political subdivisions such as states, provinces and municipalities. GE also interacts with many government agencies, ministries, officials, and public international agencies. GE is committed to conducting its business with all governmental representatives with the highest ethical standards and in compliance with applicable laws and regulations, including the special requirements associated with government transactions.

CORE REQUIREMENTS

..    Abide by applicable laws and regulations, with particular emphasis on those special requirements associated with government contracts and transactions.

..    Require anyone providing goods or services for GE on a government project or contract - such as consultants, agents, sales representatives, distributors, independent contractors and subcontract labor - to agree to comply with the intent of GE's Working with Governments policy.

..    Be truthful and accurate when dealing with government officials and agencies.

..    Adopt effective processes to ensure that: 1) reports, certification, statements and proposals are current, accurate and complete; and, 2) contract requirements are adequately identified and communicated to personnel who have responsibility for contract performance.

..    Do not make any unauthorized substitutions for contracted goods and services or deviate from contract requirements without the written approval of the authorized government official.

WHAT TO WATCH OUT FOR

..    Special requirements associated with government transactions, including
     "commercial" transactions financed by government agencies such as the EX-IM Bank, U.S. Agency for International Development, U.S. Defense Security Cooperation Agency, the European Union or the European Bank for Reconstruction and Development

..    Incorrect or unauthorized cost-charging on government contracts

..    Deviations from contract requirements or unauthorized contract substitutions, including the failure to perform required tests and inspections

..    Submission of inaccurate or incomplete cost or pricing data when such data is required by the government

..    Violating national, regional or local government regulations that establish gratuity restrictions, entertainment rules, recruiting prohibitions, non-commercial contract requirements or certification procedures

..    Acceptance of information related to the government's competitive selection of a supplier, or a competitor's bid or proposal, unless the contracting officer or head of the agency has specifically and lawfully authorized release of such information

--------------------------------------------------------------------------------
                      Integrity - The Spirit & the Letter of Our Commitment   19

                          [GRAPHIC] Competing Globally

The competition laws (known in some countries as the antitrust laws) are a critical part of the global business environment in which GE operates. They govern a wide range of GE's business activities, including setting prices, purchasing, selling and marketing goods and services. Every GE employee is responsible for complying with the competition laws.

The policy included in this section summarizes the requirements in this important area:

        .    Complying with the Competition Laws

--------------------------------------------------------------------------------
20   Integrity - The Spirit & the Letter of Our Commitment

Complying with the Competition Laws
(Policy 20.5)

POLICY OVER VIEW

GE is dedicated to compliance with the competition laws in all of its activities. As part of its competition law compliance program, your business will provide materials and instructions detailing how the competition laws and this policy apply to the issues you might face. Competition law issues may be very complex. As such issues arise, you should review this policy and discuss any issues with company legal counsel.

CORE REQUIREMENTS

..    Comply with all applicable competition laws, policies and treaties, as well as competition law decrees, orders and undertakings affecting GE and its employees.

..    Learn and comply with your business' specific procedures that address contacts with competitors, obtaining and handling data concerning competitors, and participating in trade associations, professional societies, and standards development and product certification organizations.

..    Do not propose or enter into any agreements or understandings - expressed or implied, formal or informal, written or oral - with any competitor regarding any aspect of the competition between GE and the competitor for sales to third parties.

..    Do not propose or enter into any agreements or understandings with customers which restrict the price or other terms at which the customer may resell or lease any product or service to a third party.

..    Do not propose or enter into any agreements or understandings with suppliers which restrict the price or other terms at which GE may resell or lease any product or service to a third party.

..    Consult with company legal counsel early in the process of evaluating any proposed merger, acquisition or joint venture.

..    Consult with company legal counsel in connection with business arrangements that could raise competition law issues, including:

     .    Exclusive arrangements for the purchase or sale of products or services
     .    Bundling of goods and services
     . Agreements that restrict a customer's choices in using or reselling a GE product or service
     . Technology licensing agreements that restrict the freedom of the licensee or licensor
     .    Selective discounting
     .    Distribution arrangements with competitors
     .    Agreements to add a GE employee to another entity's board of directors

WHAT TO WATCH OUT FOR

..    Discussions or agreements with competitors on:

     .    Prices                             .    Production or sales capacity or volume
     .    Terms or conditions of sale        .    Market share
     .    Costs, profits or profit margins   .    Coordination of bidding activities
     .    Product or service offerings       .    Dividing sales territories or allocation
                                                     of customers or product lines

..    Any contacts with competitors that could create the appearance of improper agreements or understandings, whether the contact is in person, in writing, by telephone, through e-mail or through other means of electronic communication

--------------------------------------------------------------------------------
                      Integrity - The Spirit & the Letter of Our Commitment   21

                          [GRAPHIC] In the GE Community

Beyond GE's specific responsibilities to customers and suppliers, all of us have important responsibilities to each other and to the communities in which we work. Throughout the company, we must ensure that employees are hired and promoted based on merit and that working conditions comply with the law. We must strive to provide safe environments for our employees and the communities in which we do business.

Those principles are reflected in the following policies summarized in this section:

        .    Environment, Health & Safety

        .    Fair Employment Practices

--------------------------------------------------------------------------------
22   Integrity - The Spirit & the Letter of Our Commitment

Environment, Health & Safety
(Policy 20.3)

POLICY OVERVIEW

GE is committed to achieving environmental, health and safety (EHS) excellence. This is a responsibility of management and employees in all functions. GE will strive to provide a safe and healthy working environment and to avoid adverse impact and injury to the environment and the communities in which we do business. Our programs must combine clear leadership by management, the participation of all employees and functions, and the use of appropriate technology in developing and distributing GE products and services.

CORE REQUIREMENTS

..    Comply with all relevant EHS laws and regulations.

..    Create and maintain a safe working environment and prevent workplace injuries.

..    Reduce waste, emissions, and the use of toxic materials.

..    Appropriately assess and manage our EHS risks.

..    Eliminate unreasonable risks from our products, activities and services.

..    Address site contamination issues in a cost-effective and appropriate manner.

..    Respect the environmental rights and interests of our neighbors.

WHAT TO WATCH OUT FOR

..    Unsafe activities and conditions, such as:

     . Failure to use personal protective equipment (shoes, safety glasses, hearing protection, etc.)
     .    Unlabeled chemicals
     .    Exposed or unsafe wiring
     .    Blocked fire exits
     .    Unsafe driving, or failure to wear seat belts
     .    Working in high places without fall protection
     . Working beneath heavy, suspended loads, or improperly using cranes
     . Working on electrical or powered equipment without following appropriate lock-out, tag-out procedures

..    Failure to comply with health, safety or environmental regulations and procedures

..    EHS complaints from employees, customers or neighbors

..    Deficiencies noted by government inspectors

..    Unreported environmental, health or safety hazards or accidents

..    Failing to respond promptly to concerns about possible product safety issues

..    Missed opportunities for reducing waste and toxic materials

--------------------------------------------------------------------------------
                      Integrity - The Spirit & the Letter of Our Commitment   23

Fair Employment Practices
(Policy 20.2)

POLICY OVERVIEW

GE is committed to fair employment practices, including the prohibition against all forms of illegal discrimination. By providing equal access and fair treatment to all employees on the basis of merit, we improve GE's success while enhancing the progress of individuals and the communities where our businesses are located.

GE is committed to following the applicable labor and employment laws wherever it operates. That includes observing those laws that pertain to freedom of association, privacy, recognition of the right to engage in collective bargaining, the prohibition of forced, compulsory and child labor, and those laws that pertain to the elimination of any improper employment discrimination.

CORE REQUIREMENTS

..    Use merit, qualifications (for example, education, experience, competencies, etc.) and other job-related criteria as the sole bases for all employment-related decisions affecting employees and applicants.

..    Recruit, hire, train, compensate, promote and provide other conditions of employment without regard to a person's race, color, religion, national origin, sex (including pregnancy), sexual orientation, age, disability, veteran status or other characteristic protected by law.

..    Provide a work environment free of improper harassment, such as harassment directed at a person because of his or her race, religion, sex, etc.

..    Respect the privacy rights of employees by using, maintaining and transferring their personal data in accordance with applicable Company guidelines and procedures. While seeking to maintain employee privacy, however, GE must reserve the right to monitor use of company property (for example, computers, e-mail, phones, proprietary information, etc.) in accordance with applicable law.

..    Comply with all relevant laws and regulations.

..    In the United States, take affirmative actions to increase opportunities in employment for women, minorities, the disabled and certain veterans.

..    If a conflict arises between the requirements of this policy and the laws, customs or practices of a particular area, consult with management and company legal counsel to determine the most appropriate course of action.

WHAT TO WATCH OUT FOR

..    A hostile work environment (for example, telling jokes or displaying materials that ridicule or offend a member of a particular race or ethnic group)

..    Allowing race, color, religion, national origin, sex (including pregnancy), sexual orientation, age, disability, veteran status or other characteristic protected by law to be a factor in hiring, promotion, compensation, or other employment-related decisions

..    Making unwelcome sexual advances to another employee or person with whom you work

..    Violating a labor law in your country (for example, hiring a child who is under the legal minimum age)

..    Refusing to work, or otherwise cooperate with certain individuals because of their race, religion, sex, etc.

..    Disclosing employment data to a person who does not have the business need, authority or the subject's consent

--------------------------------------------------------------------------------
24   Integrity - The Spirit & the Letter of Our Commitment

                         [GRAPHIC] Protecting GE Assets

As GE employees, each of us has a direct role in helping to maintain the company's financial integrity by keeping company records accurate. We must also safeguard company property, whether it is a piece of equipment, an electronic file, a GE trademark or confidential information about an upcoming deal. In addition, we have a fundamental obligation to make sound business decisions on behalf of our company that are undistorted by our individual family, financial or other interests.

The following policies, summarized in this section, concern our responsibilities for protecting GE assets:

     .    Conflicts of Interest

     .    Controllership

     .    Insider Trading or Dealing & Stock Tipping

     .    Intellectual Property

--------------------------------------------------------------------------------
                      Integrity - The Spirit & the Letter of Our Commitment   25

Conflicts of Interest
(Policy 30.5)

POLICY OVERVIEW

GE recognizes and respects that employees may take part in legitimate financial, business and other activities outside their jobs. However, those activities must be lawful and free of conflicts with their responsibilities as GE employees. Employees must not misuse GE resources or influence, or discredit GE's good name and reputation.

The effectiveness of this policy depends in large part on the cooperation of all employees in disclosing any situations that may be contrary to the intent of the policy and the ethical standards that it expresses.

CORE REQUIREMENTS

..    Disclose your outside activities, financial interests or relationships that may present a possible conflict of interest or the appearance of a conflict. Make your disclosures in writing to your manager as well as company legal counsel or your business' finance manager.
..    In addition to complying with the law and GE policies, exercise your own good judgment in all personal and business dealings outside your GE job.
..    Avoid actions or relationships which might conflict or appear to conflict with your job responsibilities or the interests of GE.
..    Do not misuse GE resources, intellectual property, time or facilities
     (including office equipment, e-mail, and computer applications), including for personal gain.
..    Do not take for yourself personally any opportunities that GE could have an interest in that are discovered through the use of GE position, information or property.
..    Obtain necessary approvals before accepting any position as an officer or director of an outside business concern.
..    Obtain the approval of your manager when accepting a board position with a not-for-profit entity, when there may be a GE business relationship with the entity or an expectation of financial or other support from GE.

WHAT TO WATCH OUT FOR

..    Holding a financial interest in a company where you could personally affect
     GE's business with that company
..    Taking a part-time job where you may be tempted to spend time on that job during your normal GE working hours or to use GE equipment or materials
..    Receiving gifts of greater than nominal value from suppliers, customers or competitors while you are in a position to influence GE decisions that might affect or appear to affect the outside concern
..    Receiving personal discounts or other benefits from suppliers, service providers or customers not available to the general public or similarly situated GE employees
..    Accepting an offer to purchase "friends and family stock" in a company issuing shares through an initial public offering (IPO) if you interface with that company in your GE business activities
..    Directing business to a supplier that is owned or managed by a relative or close friend
..    Misusing GE resources, your position or influence to promote or assist an outside business or not-for-profit activity
..    Preferential hiring of, direct supervision of, or making a promotion decision about a spouse, relative or close personal friend
..    A romantic or other personal relationship that may create a conflict of interest with the employee's GE responsibilities or compromise company interests

--------------------------------------------------------------------------------
26   Integrity - The Spirit & the Letter of Our Commitment

Controllership
(Policy 30.7)

POLICY OVERVIEW

Controllership comprises four elements that are vital to GE's unyielding commitment to maximize the value we create for share owners: (1) compliance with applicable laws, regulations and company policies, (2) rigorous business processes to ensure that management decisions are based on sound economic analysis (including a prudent consideration of risks), and that GE's physical, financial and intellectual property assets are safeguarded and optimally employed; (3) integrity in communications to ensure timely, complete, fair, understandable and accurate reporting of actual and forecasted financial information and non-financial information in reports and documents that GE files with, or submits to, the Securities and Exchange Commission and other government agencies and in public communications; (4) preservation of required documents and records, including all documents that are known to be relevant to pending or reasonably foreseeable litigation, audits or investigations. Through the unwavering commitment of all employees to controllership, we create an environment in which we can all take pride.

CORE REQUIREMENTS

..    Follow GE's General Accounting Procedures (GAP), as well as all generally accepted accounting principles, standards, laws and regulations for accounting and financial reporting of transactions, estimates and forecasts.
..    Ensure that financial and non-financial information and operating metrics are reported accurately and on a timely basis.
..    Maintain complete, accurate and timely records and accounts to reflect all business transactions.
..    Safeguard all physical, financial, informational and other company assets.
..    Use economic, risk-based criteria to make business decisions.
..    Provide timely, candid forecasts and assessments to management.
..    Maintain sound processes and controls.
..    Comply with GE's Document Management Procedures, as well as all applicable laws and regulations relating to the preservation of documents and records.
..    Preserve documents and records that are known to be relevant to pending or reasonably foreseeable litigation, audits or investigations, and as directed by Company counsel.
..    When creating documents, use care to make them accurate and truthful.

WHAT TO WATCH OUT FOR

..    Financial results that seem inconsistent with underlying performance
..    Inaccurate financial records, such as overstated travel and living expense reports, or erroneous time sheets or invoices
..    Transactions that are inconsistent with good business economics
..    Confidential ianformation released to unauthorized third parties
..    Absence of controls to protect assets from risk of loss
..    Physical assets or other resources that could be more fully utilized, reallocated or disposed of
..    Circumventing review and approval procedures
..    Adequacy of routines and controls at newly acquired businesses and at remote, thinly-staffed sites
..    Adequacy of routines and controls to preserve documents (including e-mail)
     for pending or reasonably foreseeable litigation, audits, and investigations
..    Disposal of documents without knowing what's being discarded or whether the documents are subject to any legal preservation requirement
..    False or exaggerated statements in e-mail, PowerPoint presentations, or other documents

--------------------------------------------------------------------------------
                      Integrity - The Spirit & the Letter of Our Commitment   27

Insider Trading or Dealing & Stock Tipping
(Policy 20.13)

POLICY OVERVIEW

GE is committed to fair and open markets for publicly traded securities throughout the world. We have established standards of conduct for employees and others who obtain material or price-sensitive non-public information (inside information) through their work for GE. Insider trading, insider dealing and stock tipping are criminal offenses in most countries where GE does business. Our policy requires not only full compliance with applicable laws, but also avoiding even the appearance of insider trading, insider dealing or tipping. This policy is not meant to restrict the freedom of employees to make appropriate personal investments, or the company's right to legitimately use and disclose inside information in the ordinary conduct of its business.

Insider trading or dealing means personally buying or selling stock or other securities of any company while in possession of inside information about the company. Stock tipping means disclosing inside information about a company - for example, to a relative, colleague or friend - to enable the person to buy or sell stock or other securities of the company on the basis of such information.

CORE REQUIREMENTS

..    Never buy or sell the stock or other securities of any company while you have inside information about the company.
..    Never recommend or suggest that anyone else buy, sell, or retain the stock or other securities of any company while you have inside information about the company.
..    You must not disclose inside information to anyone outside GE (including family members), except when such disclosure is needed to enable GE to carry on its business properly and effectively, and appropriate steps have been taken by GE to prevent the misuse of the information. Employees are urged to consult with company legal counsel to determine if such disclosure is needed and is being undertaken in an appropriate manner.
..    Only disclose inside information within GE in the ordinary course of business and when you have no reason to believe the information will be misused.

WHAT TO WATCH OUT FOR

..    Failing to learn how to identify inside information. It is any non-public information that a reasonable investor is likely to consider important in making an investment decision

     . Inside information may relate to GE or any other company, including GE's suppliers, customers or other business partners
     . Inside information may be non-public information about anything that could affect a company's stock price, including a pending merger, acquisition, disposition or joint venture; a substantial contract award or termination; a major lawsuit or claim; an earnings announcement or change in dividend policy; a significant product development; the gain or loss of a significant customer or supplier; or the filing of a bankruptcy petition

..    Any non-public information about a company that would influence your own decision to buy or sell that company's stock or other securities probably is inside information
..    Trading tips probably are also inside information if there is any indication that the information may originally have come from someone with inside information

--------------------------------------------------------------------------------
28   Integrity - The Spirit & the Letter of Our Commitment

Intellectual Property

POLICY OVERVIEW

Among GE's most valuable assets is its intellectual property - patents, trade secrets, trademarks, copyrights and other proprietary information. It is GE's policy to establish, protect, maintain and defend its rights in all commercially significant intellectual property and to use those rights in responsible ways. All employees must take steps to safeguard these assets.

In addition to protecting GE's intellectual property rights, GE respects the valid intellectual property rights of others. Unauthorized use of the intellectual property rights of others may expose GE to civil law suits and damages. In many countries, theft and misappropriation of trade secrets, proprietary information or other intellectual property may result in significant fines and criminal penalties to both GE and to the individual. New GE products, services (including e-commerce initiatives), processes and software, and any proposed use of the intellectual property of others, should be timely and reasonably reviewed for infringement.

CORE REQUIREMENTS

..    Identify and protect commercially significant GE intellectual property.

..    Follow the requirements of GE's Submitted Ideas Procedure in handling any unsolicited ideas from outsiders as well as any employee ideas not covered by the "Employee Innovation and Proprietatry Information Agreement" (EIPIA). For more information, consult the "Intellectual Property Rights" Management Procedure (integrity.ge.com).

..    Respect valid patents, copyrighted materials and other protected intellectual property of others. Consult with company legal counsel concerning necessary licenses or approvals to use such intellectual property.

..    Consult with company legal counsel before:

     . Soliciting, accepting or using proprietary information of outsiders, for example, former employers of any GE employee

     .    Disclosing GE proprietary information to outsiders

     .    Permitting third parties to use GE intellectual property.

..    Assert intellectual property rights only in a way consistent with the law.

..    Understand your responsibilites to the Company regarding new inventions and ideas that you may develop while a GE employee. Consult with company legal counsel if you have any question about these responsibilites or about the EIPIA which many employees must sign.

..    Comply with the guidelines for use of the GE primary trademarks and trade names contained in the GE Identity Manual (ge.com/identity).

..    Follow Company Management Procedures "Intellectual Property Rights" and
     "Trade Names, Trademarks and the GE Identity Program" available on the GE Integrity Website (integrity.ge.com).

--------------------------------------------------------------------------------
                      Integrity - The Spirit & the Letter of Our Commitment   29

Intellectual Property

WHAT TO WATCH OUT FOR

..    Receiving, from an employee, proprietary information about his or her prior employer

..    Accepting proprietary information from an outsider, without first consulting company legal counsel, under circumstances where a confidential relationship exists or may be implied

..    Discussing GE proprietary information with customers or suppliers

..    Passing on, for technical or management review, an outsider's suggestion for a new product, product feature, service or name, without following the GE Submitted Ideas Procedure

..    Introducing, or divulging information about, a new product or service before patent applications have been filed or a decision has been made not to file an application

..    Introducing a new product or service, or new product or service name, before checking for patent or trademark infringement

..    Threatening anyone suspected of infringing any GE intellectual property without first consulting with company legal counsel

..    Employing a person who previously worked for a competitor without putting in place safeguards to prevent the person from inadvertently disclosing or using the competitor's proprietary information

--------------------------------------------------------------------------------
30   Integrity - The Spirit & the Letter of Our Commitment

Subject Index

Affiliates..............................................................4, 5, 14
Affirmative Actions...........................................................24
Agents.............................................................4, 10, 15, 19
Antitrust.....................................................................20
Acquisition...............................................................21, 28
Assets............................................................10, 25, 27, 29

Blacklisted...................................................................12
Boycotts......................................................................12
Bribery...................................................................10, 11
Business policies and procedures...............................................7

Cash payments.............................................................14, 15
Code of Conduct.............................................................3, 4
Commission....................................................................11
Competing Globally............................................................20
Competition laws..........................................................20, 21
Competitors...........................................................21, 26, 30
Complying with the Competition Laws.......................................20, 21
Concerns........................................................2, 4, 5, 6, 7, 8
Confidential information..................................................25, 27
Conflicts of Interest..............................................3, 17, 25, 26
Consultants............................................................4, 10, 19
Contractors............................................................4, 10, 19
Contracting officer...........................................................19
Contributions.................................................................10
Controlled affiliates....................................................4, 5, 6
Controllership............................................................25, 27
Copyrights....................................................................29
Cost-charging.................................................................19
Customer relationships....................................................14, 17

Distributors...........................................................4, 10, 19
Due diligence.............................................................10, 14
Disability....................................................................24
Discrimination................................................................24

Embargoed countries...........................................................13
Employee responsibilities......................................................5
Employment Practices...................................................3, 22, 24
Entertainment.............................................................10, 19
Environment, Health & Safety..............................................22, 23
Ethical standards......................................................8, 19, 26
Exports.......................................................................12

Fair Employment Practices..............................................3, 22, 24
Facilitating payment..........................................................10
Family............................................................11, 25, 26, 28
Financial records.............................................................27
Financial reporting...........................................................27
Forecasts.....................................................................27
"Friends and Family" stock....................................................26
Fund transfers................................................................15

Generally accepted accounting principals......................................27
Gifts.................................................................10, 17, 26
Government business...........................................................18
Government contracts......................................................17, 19
Gratuity..................................................................10, 19

Harassment....................................................................24
Health.............................................................8, 17, 22, 23
Hiring...24, 26
Hostile work environment......................................................24
How to Use This Guide..........................................................2

Imports...................................................................12, 13
Improper Payments..................................................9, 10, 11, 17
In the GE Community...........................................................22
Independent contractors....................................................4, 19
Initial public offerings......................................................26
Inside information............................................................28
Insider Trading or Dealing & Stock Tipping................................25, 28
Integrity Web site...............................................2, 5, 7, 10, 29
Intellectual Property.....................................17, 25, 26, 27, 29, 30
International financial transactions..........................................12
International Trade Controls...............................................9, 12
Investments...................................................................28

Joint venture.........................................................14, 21, 28

"Know Your Customer"..........................................................14

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                      Integrity - The Spirit & the Letter of Our Commitment   31

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Subject Index

Laundering money..............................................................14
Leadership responsibilities....................................................6
Licensing.............................................................12, 21, 29

Merger....................................................................21, 28
Minorities................................................................17, 24
Money Laundering Prevention............................................9, 14, 15

Non-controlled affiliates......................................................4
Not-for-profit................................................................26
Non-public information........................................................28

Ombudsperson..........................................................5, 6, 7, 8
Outside activities............................................................26

Part-time job.................................................................26
Patents...................................................................29, 30
Payments..................................................10, 11, 13, 14, 15, 17
Penalties for violations....................................................4, 7
Political contributions.......................................................10
Price.............................................................13, 20, 21, 28
Privacy................................................................9, 16, 24
Promotion.................................................................24, 26
Property..................................................17, 24, 25, 26, 29, 30
Proprietary information...................................................29, 30
Protecting GE Assets..........................................................25

Raising a concern........................................................5, 6, 8
Relatives.............................................................17, 26, 28
Restricted parties............................................................12
Restrictive trade practices...................................................12
Retaliation..............................................................5, 6, 7

Safety.........................................................8, 13, 17, 22, 23
Sales representatives..................................................4, 10, 19
Securities....................................................................28
Sexual advances...............................................................24
Shipping documentation........................................................12
Stock tipping.............................................................25, 28
Subsidiaries and other controlled affiliates................................4, 5
Supplier Relationships.....................................................9, 17
Suppliers..........................................9, 16, 17, 19, 22, 26, 28, 30
Suspicious transactions.......................................................14

Third parties...............................................4, 6, 14, 21, 27, 29
Toxic materials...............................................................23
Trademarks............................................................25, 29, 30
Trade names...................................................................29
Trade secrets.................................................................29
Transactions..........................................10, 12, 13, 14, 15, 19, 27
Travel and living expenses................................................10, 27

Veterans......................................................................24
Violations......................................................2, 4, 5, 6, 7, 8

Website..........................................................2, 5, 7, 10, 29
Working with Customers & Suppliers.............................................9
Working with Governments..................................................18, 19
Women.....................................................................17, 24

Your personal commitment.......................................................7

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32   Integrity - The Spirit & the Letter of Our Commitment

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